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                                                                  EXHIBIT 21.0


                           SUBSIDIARIES OF WESTERN BANCORP



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          Southern California Bank, a California corporation
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          Santa Monica Bank, a California corporation
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          Venture Partners, Inc., a California corporation
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          M.B. Mortgage Company, Inc., a California corporation
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          WBC Management Company, Inc., a California corporation
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          SMB Development Company, a California Corporation
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